Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE BONDS

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attn: Transaction Execution Group

Deutsche Bank Securities Inc.

Debt Syndicate

60 Wall Street, 3rd Floor

New York, NY 10005-2858

Attn: Syndicate Desk

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London, E14 4QA

Attn: Transaction Management Group

BNP PARIBAS

10 Harewood Avenue

London, NW1 6AA

Attn: MTN Desk

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

Attn: MTN Trading Desk

Daiwa Securities SMBC Europe Limited

5 King William Street

London, ECAN 7AX

Attn: Manager, Transaction Management

Goldman Sachs International

Peterborough Court

133 Fleet Street

London, EC4A 2BB

Attn: Alex Kennedy

J.P. Morgan Securities Ltd.

125 London Wall

London, EC2Y 5AJ

Attn: Head of Debt Syndicate and Head of Transaction Execution Group

Lehman Brothers International (Europe)

25 Bank Street

London E14 5LE

Attn: Gary Durham

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London, EC1A 1HQ

Attn: Syndicate Desk

Mitsubishi UFJ Securities International plc

6 Broadgate

London, EC2M 2AA

Attn: Syndicate Desk

Nomura International plc

Nomura House, 1 St Martin’s-le-Grand

London, EC1A 4NP

Attn: Sophia Rozza